WESTERN  NATIONAL  CORPORATION  AND  SUBSIDIARIES          EXHIBIT  11.1
COMPUTATION  OF  EARNINGS  PER  SHARE
(DOLLARS  IN  MILLIONS  -  EXCEPT  PER  SHARE  DATA)



                                        SIX  MONTHS
                                        -----------
                                      ENDED  JUNE  30,
                                      ----------------
                                           1997
                                          -------

PRIMARY:

Weighted average shares outstanding. . .   69.8

Common equivalent shares related to:
  Stock options at average market price
  (as determined by application of the
  treasury stock method) . . . . . . . .    0.7
                                          -----
Weighted average shares and common
  stock equivalents. . . . . . . . . . .   70.5
                                          =====

  Net income . . . . . . . . . . . . . .  $58.8
                                          =====
  Net income per common share. . . . . .  $0.83
                                          =====



                                         SIX  MONTHS
                                         -----------
                                       ENDED  JUNE  30,
                                       ----------------
                                            1997
                                           -------

FULLY DILUTED:

Weighted average shares outstanding . . .   69.8

Common equivalent shares related to:
  Stock options at end of period price
  (as determined by application of the
  treasury stock method). . . . . . . . .    0.8
                                           -----
Weighted average shares and common stock
  equivalents . . . . . . . . . . . . . .   70.6
                                           =====

  Net income. . . . . . . . . . . . . . .  $58.8
                                           =====
  Net income per common share . . . . . .  $0.83
                                           =====
